FOR IMMEDIATE RELEASE

Contact:	Paul Caminiti/Emily Deissler
Sard Verbinnen & Co
212-687-8080
VECTOR GROUP REPORTS FOURTH QUARTER AND FULL YEAR 2013 FINANCIAL RESULTS

MIAMI, FL, March 3, 2014 - Vector Group Ltd. (NYSE: VGR) today announced financial results for the fourth quarter and year ended December 31, 2013.
On December 13, 2013, the Company increased its ownership of Douglas Elliman Realty, LLC from 50% to 70.59%. Consequently, after December 13, 2013, Vector Group consolidates the operations and financial position of Douglas Elliman Realty in its financial statements. The Company had previously accounted for its interest in Douglas Elliman under the equity method of accounting.

GAAP Financial Results

Fourth quarter 2013 revenues were $295.2 million, compared to revenues of $277.6 million in the fourth quarter of 2012. The increase in revenues in 2013 was primarily due to the acquisition of Douglas Elliman and the inclusion of $19.1 million of its revenues, along with $22.7 million of revenues related to the sale of lots at the Company's Escena development in Palm Springs, California. The increase was offset by a $24.3 million decline in revenues in the Company's tobacco business, which was attributable to a decline in unit sales of 11.9% in the fourth quarter of 2013 compared to the fourth quarter of 2012 and was partially offset by higher pricing in the tobacco business. The Company recorded operating income of $62.0 million in the fourth quarter of 2013, compared to operating income of $37.4 million in the fourth quarter of 2012. Net income for the 2013 fourth quarter was $64.0 million, or $0.61 per diluted common share, compared to net income of $16.5 million, or $0.14 per diluted common share, in the 2012 fourth quarter.
For the year ended December 31, 2013, revenues were $1.056 billion, compared to $1.085 billion for 2012. The decline in revenues in 2013 was primarily due to a decline in revenues in the Company's tobacco business of $70.2 million, which was attributable to decreased unit sales of 10.1% in 2013 compared to 2012 and was partially offset by higher pricing. The Company recorded operating income of $112.0 million for 2013, compared to operating income of $154.9 million for 2012. Net income for 2013 was $38.9 million, or $0.41 per diluted common share, compared to net income of $30.6 million, or $0.34 per diluted common share, for 2012.
Non-GAAP Financial Results

The Company's non-GAAP financial results are presented assuming the Company's acquisition of its additional 20.59% interest in Douglas Elliman Realty, LLC, and the related purchase accounting adjustments, occurred prior to January 1, 2012. Non-GAAP financial results also include adjustments for litigation settlement and judgment expenses in the Company's tobacco business, a one-time charge in 2013 related to the extinguishment of the Company's 11% Senior Secured Notes due 2015 and non-cash interest items associated with the Company's convertible debt. Reconciliations of non-GAAP financial results to the comparable GAAP financial results for the three and twelve months ended December 31, 2013 and 2012 are included in Tables 2, 3, 4, 5 and 6.
Three months ended December 31, 2013 compared to the three months ended December 31, 2012
Fourth quarter 2013 Pro-forma Adjusted Revenues (as described in Table 2 attached hereto) were $397.3 million compared to $383.5 million in 2012. The increase was primarily due to the $22.7 million of revenues from the sale of Escena lots and an increase in real estate revenues at Douglas Elliman of $15.3 million. The decline in revenues in the Company's tobacco business of $24.3 million partially offset these amounts.
Pro-forma Adjusted EBITDA attributed to Vector Group Ltd. (as described below and in Table 3 attached hereto) was $76.8 million for the fourth quarter of 2013 as compared to $50.8 million for the fourth quarter of 2012. The increase in Pro-forma Adjusted EBITDA attributed to Vector Group Ltd. was primarily attributable to a $20.2 million gain from the sale of Escena lots and higher profit margins at both Douglas Elliman and in the tobacco segment.

Pro-forma Adjusted Net Income (as described below and in Table 4 attached hereto) was $37.2 million or $0.36 per diluted share for the three months ended December 31, 2013 and $13.0 million or $0.14 per diluted share for the three months ended December 31, 2012.
Pro-forma Adjusted Operating Income (as described below and in Table 5 attached hereto) was $76.3 million for the three months ended December 31, 2013 and $47.1 million for the three months ended December 31, 2012.
Twelve months ended December 31, 2013 compared to the twelve months ended December 31, 2012
Pro-forma Adjusted Revenues (as described in Table 2 attached hereto) were $1.474 billion for the year ended December 31, 2013 compared to $1.463 billion in 2012. The increase was primarily due to an increase of $58.8 million in real estate revenues at Douglas Elliman and $22.7 million of real estate revenues from the sale of Escena lots. The decline in revenues in the Company's tobacco business of $70.2 million partially offset these amounts.
Pro-forma Adjusted EBITDA attributed to Vector Group Ltd. (as described below and in Table 3 attached hereto) was $238.2 million for the year ended December 31, 2013 as compared to $195.0 million for the year ended December 31, 2012. The increase in Pro-forma Adjusted EBITDA attributed to Vector Group Ltd. in 2013 was primarily attributable to the $20.2 million gain from the sale of Escena lots and higher profit margins at both Douglas Elliman and in the tobacco segment.
Pro-forma Adjusted Net Income (as described below and in Table 4 attached hereto) was $84.0 million or $0.89 per diluted share for the year ended December 31, 2013 and $57.7 million or $0.64 per diluted share for the year ended December 31, 2012.
Pro-forma Adjusted Operating Income (as described below and in Table 5 attached hereto) was $234.8 million for the year ended December 31, 2013 and $185.1 million for the year ended December 31, 2012.

Tobacco Business Financial Results

For the fourth quarter and year ended December 31, 2013, the Company's tobacco business had revenues of $253.3 million and $1.014 billion, respectively, compared to $277.6 million and $1.085 billion for the fourth quarter and year ended December 31, 2012, respectively. Operating income was $49.5 million for the fourth quarter of 2013 and $112.0 million for the year ended 2013, compared to operating income of $45.8 million and $176.0 million, respectively, for the fourth quarter and year ended December 31, 2012. The results for the fourth quarter and year ended December 31, 2013 included pre-tax income of $0.9 million and $11.8 million related to the MSA Dispute Settlement, which were offset by pre-tax litigation settlement and judgment expense described above of $0.2 million and $88.1 million, respectively. Adjusting for these items, Tobacco Adjusted Operating Income (described below and included in Table 6 attached hereto) for the fourth quarter and year ended December 31, 2013 was $48.9 million and $188.3 million, respectively, a 6.8% and 7.0% increase, respectively, over Tobacco Adjusted Operating Income for the fourth quarter and year ended December 31, 2012 of $45.8 million and $176.0 million.

Non-GAAP Financial Measures
Pro-forma Adjusted Revenues, Pro-forma Adjusted EBITDA, Pro-forma Adjusted Net Income, Pro-forma Adjusted Operating Income and Tobacco Adjusted Operating Income are financial measures not prepared in accordance with generally accepted accounting principles (“GAAP”). The Company believes that Pro-forma Adjusted Revenues, Pro-forma Adjusted EBITDA, Pro-forma Adjusted Net Income, Pro-forma Adjusted Operating Income and Tobacco Adjusted Operating Income are important measures that supplement discussions and analysis of its results of operations and enhances an understanding of its operating performance. The Company believes Pro-forma Adjusted Revenues, Pro-forma Adjusted EBITDA, Pro-forma Adjusted Net Income, Pro-forma Adjusted Operating Income and Tobacco Adjusted Operating Income provide investors and analysts with a useful measure of operating results unaffected by differences in capital structures, capital investment cycles and ages of related assets among otherwise comparable companies. Management uses Pro-forma Adjusted Revenues, Pro-forma Adjusted EBITDA, Pro-forma Adjusted Net Income, Pro-forma Adjusted Operating Income and Tobacco Adjusted Operating Income as measures to review and assess operating performance of the Company's business and management and investors should review both the overall performance (GAAP net income) and the operating performance (Pro-forma Adjusted Revenues, Pro-forma Adjusted EBITDA, Pro-forma Adjusted Net Income, Pro-forma Adjusted Operating Income and Tobacco Adjusted Operating Income) of the Company's business. While management considers Pro-forma Adjusted Revenues, Pro-forma Adjusted EBITDA, Pro-forma Adjusted Net Income, Pro-forma Adjusted Operating Income and Tobacco Adjusted Operating Income to be important, they should be considered in addition to, but not as substitutes for or superior to, other measures of financial performance prepared in accordance with GAAP, such as operating income, net income and cash flows from operations. In addition, Pro-forma Adjusted Revenues, Pro-forma Adjusted EBITDA, Pro-forma Adjusted Net Income, Pro-forma Adjusted Operating Income and Tobacco Adjusted Operating Income are susceptible to varying calculations and the Company's measurement of Pro-forma Adjusted Revenues, Pro-forma

Adjusted EBITDA, Pro-forma Adjusted Net Income, Pro-forma Adjusted Operating Income and Tobacco Adjusted Operating Income may not be comparable to those of other companies. Attached hereto as Tables 2, 3, 4, 5 and 6 is information relating to the Company's Pro-forma Adjusted Revenues, Pro-forma Adjusted EBITDA, Pro-forma Adjusted Net Income, Pro-forma Adjusted Operating Income and Tobacco Adjusting Operating Income for the years ended December 31, 2013, and 2012, and the three months ended December 31, 2013 and 2012.

Conference Call to Discuss Fourth Quarter and Full Year 2013 Results
As previously announced, the Company will host a conference call and webcast on Monday, March 3, 2014 at 4:30 P.M. (ET) to discuss fourth quarter and full year 2013 results. Investors can access the call by dialing 800-859-8150 and entering 37407008 as the conference ID number. The call will also be available via live webcast at www.investorcalendar.com. Webcast participants should allot extra time to register before the webcast begins.
A replay of the call will be available shortly after the call ends on March 3, 2014 through April 3, 2014. To access the replay, dial 877-656-8905 and enter 37407008 as the conference ID number. The archived webcast will also be available at www.investorcalendar.com for one year.

Vector Group is a holding company that indirectly owns Liggett Group LLC, Vector Tobacco Inc. and Zoom E-Cigs LLC and directly owns New Valley LLC, which owns a controlling interest in Douglas Elliman Realty, LLC. Additional information concerning the company is available on the Company's website, www.VectorGroupLtd.com.

[Financial Tables Follow]
# # #

TABLE 1
VECTOR GROUP LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Thousands, Except Per Share Amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
	(Unaudited)
Revenues*	$295,162	$277,563	$1,056,200	$1,084,546

Expenses:
Cost of goods sold*	198,809	207,770	747,186	823,452
Operating, selling, administrative and general expenses	34,175	32,427	108,872	106,161
Litigation settlement and judgment expense	193	—	88,106	—
Operating income	61,985	37,366	112,036	154,933

Other income (expenses):
Interest expense	(33,102)	(31,435)	(132,147)	(110,102)
Loss on extinguishment of debt	—	—	(21,458)	—
Change in fair value of derivatives embedded within convertible debt	10,636	13,544	18,935	(7,476)
Acceleration of interest expense related to debt conversion	(12,414)	—	(12,414)	(14,960)
Equity income (loss) on long-term investments	1,296	(56)	2,066	(1,261)
Gain on sale of investment securities available for sale	42	—	5,152	1,640
Equity income from non-consolidated real estate businesses	6,151	8,795	22,925	29,764
Gain on acquisition of Douglas Elliman	60,842	—	60,842	—
Other, net	2,399	323	7,550	1,179

Income before provision for income taxes	97,835	28,537	63,487	53,717
Income tax expense	34,082	12,052	24,795	23,095

Net income	63,753	16,485	38,692	30,622

Net loss attributed to non-controlling interest	252	—	252	—

Net income attributed to Vector Group Ltd.	$64,005	$16,485	$38,944	$30,622

Per basic common share:

Net income applicable to common shares attributed to Vector Group Ltd.	$0.67	$0.18	$0.41	$0.34

Per diluted common share:

Net income applicable to common shares attributed to Vector Group Ltd.	$0.61	$0.14	$0.41	$0.34

Cash distributions and dividends declared per share	$0.40	$0.36	$1.54	$1.47

* Revenues and Cost of goods sold include excise taxes of $113,409, $128,746, $456,703 and $508,027, respectively.

TABLE 2
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF PRO-FORMA ADJUSTED REVENUES
(Unaudited)
(Dollars in Thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012

Revenues	$295,162	$277,563	$1,056,200	$1,084,546

Reclassification of revenues as a result of the consolidation of Douglas Elliman (a)	100,732	105,899	416,453	378,175
Purchase accounting adjustments (b)	1,357	—	1,357	—
Total adjustments	102,089	105,899	417,810	378,175

Pro-forma Adjusted Revenues	$397,251	$383,462	$1,474,010	$1,462,721

Pro-forma Adjusted Revenues by Segment
Tobacco	$253,303	$277,563	$1,014,341	$1,084,546
Real Estate (c)	143,948	105,899	459,669	378,175
Total	$397,251	$383,462	$1,474,010	$1,462,721

a.
Represents revenues of Douglas Elliman Realty, LLC from October 1, 2013 to December 13, 2013, the three months ended December 31, 2012, from January 1, 2013 to December 13, 2013 and the year ended December 31, 2012. On December 13, 2013, the Company increased its ownership of Douglas Elliman Realty, LLC from 50% to 70.59%. Consequently, after December 13, 2013, the Company consolidates the operations and financial position of Douglas Elliman Realty, LLC in its financial statements.  The Company had previously accounted for its interest in Douglas Elliman Realty, LLC under the equity method and revenues from Douglas Elliman Realty, LLC was not included in the Company's revenues.

b.
Amounts represent one-time purchase accounting adjustments to fair value for deferred revenues recorded in connection with the increase of the Company's ownership of Douglas Elliman Realty, LLC on December 13, 2013.

c.
Includes Pro-Forma Adjusted Revenues from Douglas Elliman Realty, LLC of $121,214 and $105,899 for the three months ended December 31, 2013 and 2012, respectively, and $436,935 and $378,175 for the twelve months ended December 31, 2013 and 2012, respectively. Also includes Pro-Forma Adjusted Revenues from the sale of Escena lots of $22,734 for the three and twelve months ended December 31, 2013.

TABLE 3
VECTOR GROUP LTD. AND SUBSIDIARIES
COMPUTATION OF PRO-FORMA ADJUSTED EBITDA
(Unaudited)
(Dollars in Thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012

Net income attributed to Vector Group Ltd.	$64,005	$16,485	$38,944	$30,622
Interest expense	33,102	31,435	132,147	110,102
Income tax expense	34,082	12,052	24,795	23,095
Depreciation and amortization	4,626	2,660	12,631	10,608
EBITDA	$135,815	$62,632	$208,517	$174,427
Change in fair value of derivatives embedded within convertible debt (a)	(10,636)	(13,544)	(18,935)	7,476
Equity loss (gain) on long-term investments (b)	(1,296)	56	(2,066)	1,261
Loss (gain) on sale of investment securities available for sale	(42)	—	(5,152)	(1,640)
Equity income from non-consolidated real estate businesses (c)	(6,151)	(8,795)	(22,925)	(29,764)
Loss on extinguishment of debt	—	—	21,458	—
Acceleration of interest expense related to debt conversion	12,414	—	12,414	14,960
Stock-based compensation expense (d)	586	3,129	2,519	5,563
Litigation settlement and judgment expense (e)	193	—	88,106	—
Impact of MSA Settlement (f)	(860)	—	(11,823)	—
Gain on acquisition of Douglas Elliman	(60,842)	—	(60,842)	—
Reclassification of EBITDA as a result of the consolidation of Douglas Elliman (g)	14,244	10,762	48,805	33,858
Other, net	(2,399)	(323)	(7,550)	(1,179)
Pro-forma Adjusted EBITDA	$81,026	$53,917	$252,526	$204,962
Pro-forma Adjusted EBITDA attributed to non-controlling interest	(4,189)	(3,165)	(14,354)	(9,958)
Pro-forma Adjusted EBITDA attributed to Vector Group Ltd.	$76,837	$50,752	$238,172	$195,004

Pro-forma Adjusted EBITDA by Segment
Tobacco	$51,287	$48,234	$197,847	$185,797
Real Estate (h)	29,486	6,488	52,929	22,301
Corporate and Other	(3,936)	(3,970)	(12,604)	(13,094)
Total	$76,837	$50,752	$238,172	$195,004

a.	Represents income or losses recognized from changes in the fair value of the derivatives embedded in the Company's convertible debt.

b.	Represents income or losses recognized on long-term investments that the Company accounts for under the equity method.

c.	Represents equity income recognized from the Company's investment in certain real estate businesses that are not consolidated in its financial results.

d.	Represents amortization of stock-based compensation.

e.	Represents expenses primarily associated with a comprehensive settlement resolving substantially all of the individual Engle progeny tobacco litigation cases pending in Florida.

f.	Represents the Company's tobacco business's settlement of a long-standing dispute related to the Master Settlement Agreement.

g.
Represents Adjusted EBITDA of Douglas Elliman Realty, LLC from October 1, 2013 to December 13, 2013, the three months ended December 31, 2012, from January 1, 2013 to December 13, 2013 and the year ended December 31, 2012. On December 13, 2013, the Company increased its ownership of Douglas Elliman Realty, LLC from 50% to 70.59%. Consequently, after December 13, 2013, the Company consolidates the operations and financial position of Douglas Elliman Realty, LLC in its financial statements .  The Company had previously accounted for its interest in Douglas Elliman Realty, LLC under the equity method, and operating income as well as depreciation and amortization expense from Douglas Elliman Realty, LLC, were not included in the Company's Adjusted EBITDA. Amounts shown include management fees paid from Douglas Elliman Realty, LLC to the Company of $440, $525, $2,165 and $2,300 for the three months ended December 31, 2013 and 2012, respectively, and the years ended December 31, 2013 and 2012, respectively.

h.
Includes $20,186, $0, $20,186 and $0, respectively, of gain related to the Escena lots for the three months ended December 31, 2013 and 2012, respectively, and years ended December 31, 2013 and 2012, respectively. Also includes $13,804, $10,187, $46,640 and $31,558 of Pro-forma Adjusted EBITDA for Douglas Elliman Realty, LLC for the three months ended December 31, 2013 and 2012, respectively, and the years ended December 31, 2013 and 2012, respectively.

TABLE 4
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF PRO-FORMA ADJUSTED NET INCOME
(Unaudited)
(Dollars in Thousands, Except Per Share Amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012

Net income attributed to Vector Group Ltd.	$64,005	$16,485	$38,944	$30,622

Acceleration of interest expense related to debt conversion	12,414	—	12,414	14,960
Change in fair value of derivatives embedded within convertible debt	(10,636)	(13,544)	(18,935)	7,476
Non-cash amortization of debt discount on convertible debt	10,946	5,796	36,378	18,016
Loss on extinguishment of 11% Senior Secured Notes due 2015	—	—	21,458	—
Litigation settlement and judgment expense (a)	193	—	88,106	—
Impact of MSA Settlement (b)	(860)	—	(11,823)	—
Interest income from MSA Settlement (c)	—	—	(1,971)	—
Gain on acquisition of Douglas Elliman Realty, LLC (d)	(60,842)	—	(60,842)	—
Adjustment to reflect additional 20.59% of net income from Douglas Elliman Realty, LLC (e)	2,467	1,881	8,557	5,947
Douglas Elliman Realty, LLC purchase accounting adjustments (f)	1,165	—	1,165	—
Total adjustments	(45,153)	(5,867)	74,507	46,399

Tax expense related to adjustments	18,332	2,383	(29,467)	(19,332)

Pro-forma Adjusted Net Income attributed to Vector Group Ltd.	$37,184	$13,001	$83,984	$57,689

Per diluted common share:

Pro-forma Adjusted Net Income applicable to common shares attributed to Vector Group Ltd.	$0.36	$0.14	$0.89	$0.64

a.	Represents expenses primarily associated with a comprehensive settlement resolving substantially all of the individual Engle progeny tobacco litigation cases pending in Florida.

b.	Represents the Company's tobacco segment's settlement of a long-standing dispute related to the Master Settlement Agreement.

c.	Represents interest income from the Company's tobacco segment's settlement of a long-standing dispute related to the Master Settlement Agreement.

d.	Represents gain associated with the increase of ownership of Douglas Elliman Realty, LLC.

e.
Represents 20.59% of Douglas Elliman Realty LLC's net income from October 1, 2013 to December 13, 2013, the three months ended December 31, 2012, from January 1, 2013 to December 13, 2013 and the year ended December 31, 2012. On December 13, 2013, the Company increased its ownership of Douglas Elliman Realty, LLC from 50% to 70.59%. Consequently, after December 13, 2013, the Company includes an additional 20.59% of Adjusted Net Income from Douglas Elliman Realty, LLC in the Company's Adjusted Net Income.

f.
Amounts represent 70.59% of one-time purchase accounting adjustments to fair value for assets acquired in connection with the increase of the Company's ownership of Douglas Elliman Realty, LLC on December 13, 2013.

TABLE 5
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF PRO-FORMA ADJUSTED OPERATING INCOME
(Unaudited)
(Dollars in Thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012

Operating income	$61,985	$37,366	$112,036	$154,933

Litigation settlement and judgment expense (a)	193	—	88,106	—
Impact of MSA Settlement (b)	(860)	—	(11,823)	—
Reclassification of operating income as a result of the consolidation of Douglas Elliman Realty, LLC (c)	13,352	9,747	44,802	30,194
Douglas Elliman purchase accounting adjustments (d)	1,650	—	1,650	—
Total adjustments	14,335	9,747	122,735	30,194

Pro-forma Adjusted Operating Income (e)	$76,320	$47,113	$234,771	$185,127

a.	Represents expenses primarily associated with a comprehensive settlement resolving substantially all of the individual Engle progeny tobacco litigation cases pending in Florida.

b.	Represents the Company's tobacco segment's settlement of a long-standing dispute related to the Master Settlement Agreement.

c.
Represents Adjusted Operating Income of Douglas Elliman Realty, LLC from October 1, 2013 to December 13, 2013, the three months ended December 31, 2012, from January 1, 2013 to December 13, 2013 and the year ended December 31, 2012. On December 13, 2013, the Company increased its ownership of Douglas Elliman Realty, LLC from 50% to 70.59%. Consequently, after December 13, 2013, the Company consolidates the operations and financial position of Douglas Elliman Realty in its financial statements.  The Company had previously accounted for its interest in Douglas Elliman under the equity method and operating income from Douglas Elliman Realty, LLC was not included in the Company's operating income. Amounts shown include management fees paid from Douglas Elliman Realty, LLC to the Company of $440, $525, $2,165 and $2,300 for the three months ended December 31, 2013 and 2012, respectively, and the years ended December 31, 2013 and 2012, respectively.

d.
Amounts represent one-time purchase accounting adjustments to fair value for assets acquired in connection with the increase of the Company's ownership of Douglas Elliman Realty, LLC on December 13, 2013.

e.	Does not include a reduction for 29.41% non-controlling interest in Douglas Elliman Realty, LLC.

TABLE 6
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF TOBACCO ADJUSTED OPERATING INCOME
(Unaudited)
(Dollars in Thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012

Operating income from tobacco business	$49,540	$45,773	$112,020	$176,017

Litigation settlement and judgment expense (a)	193	—	88,106	—
Impact of MSA Settlement (b)	(860)	—	(11,823)	—
Total adjustments	(667)	—	76,283	—

Tobacco Adjusted Operating Income	$48,873	$45,773	$188,303	$176,017

a.	Represents expenses primarily associated with a comprehensive settlement resolving substantially all of the individual Engle progeny tobacco litigation cases pending in Florida.

b.	Represents the Company's tobacco segment's settlement of a long-standing dispute related to the Master Settlement Agreement.